UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2014 (the “Closing Date”), Cerus Corporation (the “Company”) entered into a loan and security agreement (the “Credit Agreement”) with Oxford Finance LLC (“Oxford”), as collateral agent, and the lenders party thereto. The Credit Agreement provides for secured growth capital term loans of up to $30.0 million (the “Term Loans”). All of the Company’s current and future assets, excluding its intellectual property and 35% of the Company’s investment in Cerus Europe B.V., are secured for its borrowings under the Credit Agreement.

The Term Loans are available in three tranches of $10.0 million each. The first tranche of $10.0 million was available to the Company and funded on the Closing Date (“Term Loan A”). In the event that the U.S. Food and Drug Administration (“FDA”) approves the Company’s Premarket Approval Application (“PMA”) for either the INTERCEPT Blood System for plasma or the INTERCEPT Blood System for platelets (the “PMA Event”), then the second tranche of $10.0 million (“Term Loan B”) would become available to the Company to draw during the period commencing on the PMA Event and ending on the earliest to occur of (i) June 30, 2015 and (ii) the date which is six months after the occurrence of the PMA Event. The third tranche of $10.0 million (“Term Loan C”) would be available to the Company to draw subsequent to the PMA Event and between July 1, 2015 and December 31, 2015, subject to the Company achieving consolidated trailing six months’ revenue at a specified threshold (the “Revenue Event”). All of the Term Loans mature on June 1, 2019 (the “Maturity Date”) and will be interest-only through December 31, 2015, followed by 42 months of equal principal and interest; provided, however, that if the Company achieves the Revenue Event no later than November 30, 2015, then the interest-only period will be extended through December 31, 2016 and the amortization period will be reduced to 30 months. Interest on Term Loan A will accrue at a fixed rate of 6.95%. Interest on Term Loan B and Term Loan C will bear interest at a rate fixed at the time of draw equal to the greater of (i) 6.95% and (ii) the sum of the three month U.S. LIBOR rate reported in the Wall Street Journal three business days prior to the funding date of the applicable Term Loan (which shall not be less than 0.23%) plus (b) 6.72%. In connection with the Credit Agreement, the Company paid a commitment fee to Oxford equal to $150,000. The Company will also be required to make a final payment fee of 7.00% of the amounts of the Term Loans drawn payable on the earlier of (i) the prepayment of the Term Loans or (ii) the Maturity Date. The Company may prepay the Term Loans by paying a prepayment fee equal to: (i) 3.00% of the applicable Term Loan prepaid in the first anniversary of the applicable funding date; (ii) 2.00% of the applicable Term Loan prepaid in the second anniversary of the applicable funding date; (iii) 1.00% of the applicable Term Loan prepaid in the third anniversary of the applicable funding date; and (iv) 0.50% of the applicable Term Loan prepaid after the third anniversary of the applicable funding date and prior to the Maturity Date.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on dispositions, changes in business, management, ownership or business locations, mergers or acquisitions, indebtedness, encumbrances, distributions, investments, transactions with affiliates and subordinated debt. The Credit Agreement also includes customary events of default, including but not limited to the nonpayment of principal or interest, violations of covenants, material adverse changes, attachment, levy, restraint on business, cross-defaults on material indebtedness, bankruptcy, material adverse judgments, misrepresentations, subordinated debt, governmental approvals and lien priority. Upon an event of default, the lenders may, among other things, accelerate the Term Loans and foreclose on the collateral.

The foregoing is only a brief description of the material terms of the Credit Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the availability and funding of Term Loan B and Term Loan C, the timing thereof and the satisfactions of the conditions thereto, including the potential approval by the FDA of the Company’s PMA submissions for the INTERCEPT Blood System for plasma or for platelets and the Company’s achievement of the Revenue Event. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the satisfaction of the conditions to the funding of Term Loan B and Term Loan C and the Company’s ability to maintain (and otherwise comply with the covenants in) the Credit Agreement; risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System; the uncertain and time-consuming development and regulatory process, including the risks that the Company may be required to complete additional clinical trials in order to obtain approval of its PMA submissions for plasma or for platelets, that the Company may otherwise encounter unanticipated difficulties complying with the PMA requirements related to the INTERCEPT Blood System for plasma or for platelets or that the Company’s PMA submissions for plasma or for platelets might not be approved by the FDA in a timely manner or at all; adverse market and economic conditions; adverse fluctuations in foreign exchange rates; the Company’s reliance on third parties to market, sell, distribute and maintain its products; the Company’s ability to maintain an effective manufacturing supply chain; intellectual property protection; as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 12, 2014. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: July 3, 2014

	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Financial Officer